SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒        Definitive Proxy Statement
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☐        Soliciting Material Pursuant to § 240.14a-12

Live Oak Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders of Live Oak Bancshares, Inc. (the “Company”) will be held as follows:
Place:    Live Oak Corporate Offices
1741 Tiburon Drive
Wilmington, NC 28403
Date:    May 9, 2017
Time:    9:00 a.m.

The purposes of the meeting are:

1.	Election of Directors. To elect 10 members of the Board of Directors for terms of one year;

2.	Ratification of Independent Auditors. To vote on a proposal to ratify Dixon Hughes Goodman LLP as the Company’s independent auditors for 2017; and

3.	Other Business. To transact any other business properly presented for action at the Annual Meeting.
YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, IF YOU ARE THE RECORD HOLDER OF YOUR SHARES OF OUR VOTING COMMON STOCK, WE ASK THAT YOU APPOINT THE PROXIES NAMED IN THE ENCLOSED PROXY STATEMENT TO VOTE YOUR SHARES FOR YOU BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD OR FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT TO APPOINT THE PROXIES BY INTERNET, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER OR OTHER NOMINEE, ONLY THE RECORD HOLDER OF YOUR SHARES MAY VOTE THEM FOR YOU, SO YOU SHOULD FOLLOW YOUR BROKER’S OR NOMINEE’S DIRECTIONS AND GIVE IT INSTRUCTIONS AS TO HOW IT SHOULD VOTE YOUR SHARES. DOING THAT WILL HELP US ENSURE THAT YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.
THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ARE AVAILABLE IN THE INVESTOR RELATIONS SECTION OF OUR WEBSITE, WWW.LIVEOAKBANK.COM.

By Order of the Board of Directors

/s/ James S. Mahan III
James S. Mahan III
Chairman and CEO
March 31, 2017

LIVE OAK BANCSHARES, INC.

Proxy Statement For The
Annual Meeting of Shareholders
To Be Held May 9, 2017

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL 1: ELECTION OF DIRECTORS	7

CORPORATE GOVERNANCE	12

DIRECTOR COMPENSATION	18

EXECUTIVE COMPENSATION AND OTHER MATTERS	21

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	26

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS	28

OTHER MATTERS	30

PROPOSALS FOR 2018 ANNUAL MEETING	30

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS	30

HOUSEHOLDING MATTERS	30

SHAREHOLDER COMMUNICATIONS	31

ANNUAL REPORT ON FORM 10-K	31

LIVE OAK BANCSHARES, INC.

PROXY STATEMENT

Mailing Date: On or About March 31, 2017

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2017
General

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Live Oak Bancshares, Inc. (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 9, 2017, at 9:00 a.m., at the Company’s corporate offices located at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed to our shareholders on or about March 31, 2017. In this Proxy Statement, the Company’s subsidiary bank, Live Oak Banking Company, is referred to as the “Bank.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 9, 2017:

Copies of this Proxy Statement and our Annual Report are available in the investor relations section of our website, www.liveoakbank.com.

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our voting common stock will consider and vote on proposals to:

•	elect 10 members of the Board of Directors for terms of one year;

•	ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent auditors for 2017; and

•	transact any other business properly presented for action at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of each of the 10 nominees for director named in this Proxy Statement and “FOR” Proposal 2.

How You Can Vote at the Annual Meeting

Record Holders. If your shares of our voting common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways:

•	you can attend the Annual Meeting and vote in person;

•
you can sign and return the proxy card enclosed with this Proxy Statement and appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you; or

•
you can appoint the Proxies to vote your shares for you by going to the internet website www.proxyvote.com. When you are prompted for your “control number,” enter the number printed on the enclosed proxy card and then follow the instructions provided.

You may appoint the Proxies by internet only until 11:59 p.m. Eastern Time on May 8, 2017, which is the day before the Annual Meeting date. If you appoint the Proxies by internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this Proxy Statement.

Shares Held in “Street Name.” Only the record holders of shares of our voting common stock or their appointed proxies may vote those shares. As a result, if your shares of our voting common stock are held for you in “street name” by a broker or other nominee, then only your broker or nominee (i.e. the record holder) may vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our Proxy Statement (or by following any directions you received for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the discretionary authority to vote those shares on “routine” matters when they have not received instructions from beneficial owners of the shares. However, they may not vote those shares on non-routine matters (including the election of directors) unless their clients give them voting instructions. To ensure that shares you hold in street name are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our voting common stock, a proxy card is included with this Proxy Statement that provides for you to name S. Brett Caines, our Chief Financial Officer, and Gregory W. Seward, our General Counsel, or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by internet, the shares of our voting common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card or appoint the Proxies by internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the 10 nominees for director named in Proposal 1 below and “FOR” Proposal 2. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or internet appointment will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and Proposal 2 described in this Proxy Statement, but, if any other matter is properly presented for action by our shareholders, your proxy card or internet appointment will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting.

If you are a record holder of your shares and you do not return a proxy card or appoint the Proxies by internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Revocation of Proxy Cards; How You Can Change Your Vote

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by internet and later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instruction you gave the Proxies:

•
you can sign a new proxy card, dated after the date of your original proxy card, which contains your new instructions, and submit it to us so that we receive it before the voting takes place at the Annual Meeting; or

•
if you appointed the Proxies by internet, you can go to the same internet website you used to appoint the Proxies (www.proxyvote.com) before 11:59 p.m. Eastern Time on May 8, 2017 (the day before the Annual Meeting), enter your control number (printed on the enclosed proxy card), and then change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by internet:

•	you can give our Corporate Secretary a written notice, before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or internet appointment; or

•
you can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card or internet appointment and vote your shares in person. Simply attending the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card or internet appointment.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to change the voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling, and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors, and employees of the Company or its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s voting common stock.

Record Date

The close of business on March 10, 2017, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its voting common stock, of which 100,000,000 shares are authorized and 29,850,813 shares were issued and outstanding on March 10, 2017. There were 306 holders of record of the Company’s voting common stock as of such date.

The Company has 10,000,000 shares of authorized non-voting common stock, of which 4,723,530 shares were issued and outstanding on March 10, 2017, and 1,000,000 shares of authorized preferred stock, of which no shares are issued or outstanding.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of voting common stock held of record on the Record Date on each matter submitted for voting.

A majority of the shares of the Company’s voting common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present; in the case of Proposal 1 below, the 10 nominees receiving the greatest number of votes shall be elected. In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Holders of the Company’s non-voting common stock are not entitled to vote at the Annual Meeting.

Beneficial Ownership of Our Common Stock
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 31, 2017 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of January 31, 2017, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The table below calculates the percentage of beneficial ownership of our common stock based on 29,808,178 shares of voting and 4,723,530 shares non-voting common stock outstanding as of January 31, 2017.

	Shares Beneficially Owned

Name	Number of Shares (1)%
Directors and Named Executive Officers:
James S. Mahan III (2)	6,100,478	17.7
Neil L. Underwood (3)	1,282,723	3.7
Gregory B. Thompson (4)	26,001	*
William H. Cameron (5)	146,945	*
Diane B. Glossman	25,000	*
Glen F. Hoffsis	85,090	*
Donald W. Jackson (6)	88,118	*
Howard K. Landis III	207,593	*
David G. Lucht (7)	193,800	*
Miltom E. Petty	92,410	*
Jerald L. Pullins	244,380	*
William L. Williams III (8)	1,316,520	3.8
All directors and executive officers as a group (17 persons) (9)	10,408,878	30.1

Greater than 5% Shareholders:

Maurice J. Koury Trust (10) P.O. Box 850 Burlington, North Carolina 27216	1,950,560	5.6

Wellington Management Group LLP (11) c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	5,913,916	17.1

T. Rowe Price Associates, Inc. (12) 100 E. Pratt Street Baltimore, Maryland 21202	3,307,616	9.6

____________

*	Represents beneficial ownership of less than one percent.

(1)
Included in the beneficial ownership tabulations are options to purchase the following number of shares of voting common stock: Mr. Thompson – 6,001 shares; Mr. Cameron – 9,000 shares; Ms. Glossman – 6,000 shares; Dr. Hoffsis – 3,000 shares; Dr. Jackson – 7,500 shares; Mr. Landis – 9,000 shares; Mr. Petty – 9,000 shares; Mr. Pullins – 9,000 shares; and all directors and executive officers as a group – 103,475. These options are capable of being exercised within sixty days of January 31, 2017 and therefore, under the beneficial ownership rules of the Securities and Exchange Commission, are deemed to be owned by the holder.

(2)	Includes 3,101,708 shares held by the James S. Mahan III Revocable Trust over which Mr. Mahan has sole investment and voting power and 2,998,770 shares held by the Marguerite D. Mahan Revocable Trust.

(3)	Includes shared voting rights on 1,000,010 jointly-held shares and 50,000 shares held by Mr. Underwood's spouse.

(4)	Includes shared voting rights on 20,000 jointly-held shares.

(5)	Includes 470 shares held by the GST-Exempt Trust for William H. Cameron and 122,475 shares held by the William H. Cameron Revocable Trust.

(6)	Includes shared voting rights on 80,618 jointly-held shares

(7)	Includes shared voting rights on 181,000 jointly-held shares.

(8)	Includes shared voting rights on 900,000 jointly-held shares, shared voting rights on 14,110 shares held by Spoint-ILM, LLC, and 400,000 shares pledged as security for personal loans.

(9)	Includes the beneficial ownership of five additional executive officers not listed in the table.

(10)
A Schedule 13G filed on November 15, 2016, by the Maurice J. Koury Trust reported beneficial ownership of 1,950,560 shares of voting common stock as of November 3, 2016, with each of Ann K. Koury, Bradford A. Koury, Ernest A. Koury, Jr., Teena M. Koury and Miltom E. Petty as a co-trustee having shared voting power and shared dispositive power over the shares. Mr. Petty does not have any interest in the shares owned by the trust other than his capacity as a co-trustee, and the trust has entered into a voting policy pursuant to which Mr. Petty's vote will not count in any determination to vote the shares held by the trust.

(11)
A Schedule 13G/A filed on February 9, 2017, by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP reported beneficial ownership of 1,190,386 shares of voting common stock as of December 31, 2016, with voting power and dispositive power shared by the reporting persons. To the knowledge of the Company, funds managed by Wellington Management own 100% of all of the outstanding shares of non-voting common stock as of December 31, 2016.

(12)
A Schedule 13G/A filed on February 10, 2017, by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. reported beneficial ownership of 3,307,616 shares of voting common stock as of January 31, 2017, with (i) T. Rowe Price Associates having sole voting power over 379,841 shares and sole dispositive power over 3,307,616 shares and (ii) T. Rowe Price Small-Cap Value Fund having sole voting power over 2,068,117 shares.

Except as indicated in footnotes to the table above, we believe that the shareholders named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and named executive officer listed is: c/o Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, NC 28403.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Company’s voting common stock. Based upon a review of copies of reports received by the Company, all required reports of directors and executive officers of the Company during 2016 were filed on a timely basis.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has set the number of directors of the Company at 10 and recommends that shareholders vote for the nominees listed below, each for a term of one year.

Name and Age	Position(s) Held	Director Since (1)	Principal Occupation and Business Experience During the Past Five Years
William H. Cameron (63)	Director	2013	President, Cameron Management, Inc., an investment management company focusing on real estate development, brokerage, and property management.
Diane B. Glossman (61)	Director	2014
Retired investment analyst with over 25 years of experience as an analyst and over a decade of governance experience on corporate boards of directors; currently serves on the boards of directors of Ambac Assurance Company, WMIH Corp., QBE NA and the Bucks County SPCA. She is also a member of the boards of Barclays US LLC and Barclays Bank of Delaware.

Glen F. Hoffsis (76)	Director	2008
Special Assistant to the President, Lincoln Memorial University, July 2016 to present; Dean, Lincoln Memorial University College of Veterinary Medicine, 2014 to 2016; Dean, College of Veterinary Medicine – University of Florida, 2006 to 2013.

Howard K. Landis III (60)	Director	2008	Principal, Plexus Capital, an investment firm focused on middle market businesses.
David G. Lucht (60)	Director and Chief Lending Officer	2008	Chief Lending Officer of the Company and the Bank, November 2015 to present; Chief Risk Officer of the Company and the Bank, 2011 to November 2015.
James S. Mahan III (65)	Chairman and CEO	2008	Chairman and Chief Executive Officer of the Company and the Bank.
Miltom E. Petty (65)	Director	2010	Chief Financial Officer, Carolina Hosiery Mills, Inc., a privately held manufacturing and real estate development company.
Jerald L. Pullins (75)	Director	2011
Chairman, U.S. Physical Therapy, Inc., a developer and operator of outpatient physical and occupational therapy clinics, 2011 to present (director since 2003); managing member, SeniorCare Homes LLC, a developer and operator of residential homes for seniors, 2007 to present.

Neil L. Underwood (47)	Director and President	2010	President of the Company and the Bank.
William L. Williams III (65)	Vice Chairman and EVP	2012	Executive Vice President and Vice Chairman of the Company and the Bank.
____________

(1)	The year first elected indicates the year in which each individual was first elected a director of the Company and does not reflect any break(s) in tenure.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY FOR A TERM OF ONE YEAR.

Qualifications of Directors

William H. Cameron. Mr. Cameron has served on our Board of Directors since November 2013. He is Chair of each of the Nominating and Corporate Governance Committee and the Compensation Committee and serves on the Audit and Risk Committee. Mr. Cameron has extensive prior experience as a director of a financial institution, having served as a founding director of Port City Capital Bank and as a director of Crescent Financial Bancshares, Inc., and Crescent State Bank until November 2011, following its acquisition of Port City Capital Bank in 2006. Mr. Cameron has extensive executive experience in corporate and real estate finance, real estate development, and private equity. He has been President of Cameron Management, Inc. since 2000 and has held leadership positions in a number of businesses over the last 25 years. Mr. Cameron served as Chief Operating Officer of Atlantic Telecasting Corporation, the NBC television affiliate in Wilmington, North Carolina. Mr. Cameron holds a B.S. in Business Administration and a Juris Doctor degree from the University of North Carolina at Chapel Hill. He has successfully completed the North Carolina Bank Directors’ College and has participated in numerous Advanced Bank Directors’ College programs. As an active business, civic and charitable leader, Mr. Cameron serves on the boards of numerous organizations including the Cape Fear Memorial Foundation and the Champion McDowell Davis Foundation. Throughout his tenure as president of Cameron Management, Inc. and president of the Dan Cameron Family Foundation, Inc., these organizations have made significant contributions to the economic and cultural development of the Wilmington area. We believe Mr. Cameron’s prior experience as a director of two FDIC-insured financial institutions over a period of 10 years brings to our Board of Directors critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualifies him to serve as one of our directors.

Diane B. Glossman. Ms. Glossman has served as a member of our Board of Directors since August 2014. She serves on the Compensation Committee and the Audit and Risk Committee. Ms. Glossman is a retired investment analyst with over 25 years of experience as an analyst and almost 20 years of governance experience on boards. Ms. Glossman also currently serves on the boards of directors of Ambac Assurance Company, WMIH Corp., QBE NA and the Bucks County SPCA. She is also a member of the boards of Barclays US LLC and Barclays Bank of Delaware. Previously, Ms. Glossman served on the board of directors of A.M. Todd Company from 1998 to July 2011, and as an independent trustee on State Street Global Advisors mutual fund board from October 2009 to April 2011. Ms. Glossman was a six-time member of Institutional Investor’s All-America Research Team and a member of the top ranked Global Bank Research team, along with winning the 2003 Wall Street Journal survey in the broker/dealer category, and was ranked for several years in the Reuters large cap and mid cap bank surveys by both fund managers and companies. Further, she was a frequent commentator on industry and company events for such entities as The Nightly Business Report, The Wall Street Journal, Financial Times, The New York Times, The Economist, CNN, CNBC, and various trade publications. Ms. Glossman earned a B.S. in economics from the Wharton School at the University of Pennsylvania with a double major in finance and health care administration, having also attended the University of California at Davis. Ms. Glossman was awarded her Chartered Financial Analyst designation (CFA). We believe that Ms. Glossman’s depth of experience and financial expertise qualify her to serve as one of our directors.

Glen F. Hoffsis. Dr. Hoffsis has served as a member of our Board of Directors since 2008. He serves on the Nominating and Corporate Governance Committee and the Compensation Committee. He is a veterinarian who has devoted most of his career to veterinary colleges as a clinician, teacher, researcher and administrator. Retiring in July 2013 as dean of the College of Veterinary Medicine at the University of Florida, Dr. Hoffsis was appointed dean of the newly established Lincoln Memorial University College of Veterinary Medicine effective July 2014. He relinquished the deanship in July 2016 to become Special

Assistant to the President of LMU. Prior to that he served as Director of Veterinary Services at Procter & Gamble for two years. He was Dean of the College of Veterinary Medicine at the Ohio State University for 11 years. He has held many professional positions and served on the board of directors of Banfield Pet Hospitals of Portland, Oregon, from 2010 to 2015. In March 2017, he was appointed to the Board of Trustees of the Ross University Colleges of Medicine and the College of Veterinary Medicine. He is a diplomate of the American College of Veterinary Internal Medicine. Dr. Hoffsis is well known and respected within the veterinary profession. We believe that his wide range of knowledge and perspective relative to the business of veterinary medicine brings important skills and qualifies him to serve on the Board of Directors.

Howard K. Landis III. Mr. Landis has served as a member of our Board of Directors since 2008. He serves on the Audit and Risk Committee and the Compensation Committee. Since 2005, Mr. Landis has been a general partner of Plexus Capital, a small business investment company. He has 25 years of experience in the banking industry, which includes serving as the Chief Executive Officer of RBC Centura Bank’s US Operations from 2001 to 2004 after serving as Chief Credit Officer, Chief Risk Officer, and President of Centura Bank. Mr. Landis graduated with a Bachelor of Science in Business Administration and a Master’s in Business Administration from the University of North Carolina at Chapel Hill. We believe Mr. Landis’ 25 years of prior experience in the banking industry, including his service as Chief Executive Officer of an FDIC-insured financial institution with over $20 billion in total assets, brings to our Board of Directors critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualifies him to serve as one of our directors.

David G. Lucht. Mr. Lucht is a member of our Board of Directors and the Chief Lending Officer for the Company and the Bank. Beginning April 1, 2017, Mr. Lucht will serve as SVP, Risk Management leading the Company's implementation of an internal loan review function and assisting in risk management activities. Mr. Lucht served as our Chief Risk Officer until November 2015. Before joining Live Oak Bank’s predecessor in May of 2007 as a founding member of executive management and the Board of Directors, Mr. Lucht held executive positions with several different banking institutions, including Chief Credit Officer and Executive Vice President for First Merit Bank, Akron, Ohio, where he was responsible for leading a turnaround in credit culture and performance of the $10.5 billion bank. Prior to First Merit, Mr. Lucht served as Senior Credit Officer of National City Bank, Cleveland, Ohio. A native of Ohio, Mr. Lucht began his banking career with National City Bank in 1985 after graduating from Kent State University with his Master’s in Business Administration. He obtained his undergraduate Bachelor of Science degree in Marketing at Miami University in Ohio. Mr. Lucht’s approach to the identification and management of credit risk is one of the keystones of our organization. He has helped to positively shape the corporate culture of the Company since inception, and his leadership and executive management experience, which has contributed to our success to date, qualifies him to serve as a member of our Board of Directors.

James S. Mahan III. Mr. Mahan is the Company’s founder, Chief Executive Officer and Chairman of the Board of Directors. Prior to starting Live Oak Bank, Mr. Mahan was the Chief Executive Officer and Chairman for S1 Corporation and founder of Security First Network Bank, the world’s first internet bank. Under his leadership, S1 Corporation grew to become a $234 million software and services provider in only six years, averaging more than 200 percent growth year over year. At its peak, S1 had a market capitalization of over $6 billion. During his term as Chief Executive Officer, Mr. Mahan was ranked as one of the 10 Most Influential Personalities in Financial Services by FutureBanker magazine. Prior to founding Security First Network Bank and S1 Corporation, Mr. Mahan launched Cardinal Bancshares, where he served as Chairman and Chief Executive Officer. Mr. Mahan built

Cardinal into an institution with approximately $675 million in total assets and took the company public in 1992. Before launching Cardinal, Mr. Mahan spent several years with Citizens Union National Bank & Trust Co., serving as President, Chief Operating Officer and Vice Chairman and becoming Chairman and Chief Executive Officer in 1984. In 1986, Mr. Mahan formed an investment group that purchased Citizens Union and subsequently sold it to BankOne Corp. of Columbus, Ohio. Mr. Mahan began his career in 1973 at Wachovia Bank & Trust Co. in Winston-Salem, NC, after graduating with a Bachelor’s degree in Economics from Washington & Lee University in Lexington, Virginia. Mr. Mahan serves on the board of directors of nCino, Inc., a provider of cloud-based banking software.

Miltom E. Petty. Mr. Petty has served as a member of our Board of Directors since August 2010. He serves as the Chair of our Audit and Risk Committee. Since June 1977, Mr. Petty has served as the Chief Financial Officer of Carolina Hosiery Mills, Inc., a privately held manufacturing and real estate development company. Since August 2013, Mr. Petty has served as a director of Trust Company of the South. Mr. Petty graduated with a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill. He has held an active CPA license from the State of North Carolina for 40 years. We believe Mr. Petty’s experience as a chief financial officer, including his familiarity with accounting standards and ability to serve as our Audit and Risk Committee financial expert, brings important skills and qualifies him to serve on our Board of Directors.

Jerald L. Pullins. Mr. Pullins has served as a member of our Board of Directors since October 2011. He brings nearly 35 years of experience in the healthcare, real estate, mortgage banking, funeral, cemetery and insurance industries. This, combined with his MA degree from the University of Kansas and MBA from the University of Texas, provides a wealth of financial expertise. He received an honorable discharge as a 1st Lieutenant from the United States Army after serving in Vietnam. Throughout his successful career, he has directed and managed finance, administration, accounting and operational functions at companies across a range of industries. Mr. Pullins served in a variety of management positions at Service Corporation International, most recently as President and Chief Operating Officer. Mr. Pullins is currently Chairman of U.S. Physical Therapy and serves as Chairman of the Governance and Nominating Committee. Mr. Pullins is also a member of U.S. Physical Therapy’s Audit Committee and Compensation Committee. He is a managing member of SeniorCare Homes, LLC, which develops, owns and operates supervised residential homes for seniors with memory impairment conditions. We believe that his wide range of knowledge of accounting, finance and administration across many business industries brings important skills and qualifies him to serve on the Board of Directors.

Neil L. Underwood. Mr. Underwood is a member of our Board of Directors and serves as President of the Company and the Bank. Mr. Underwood helps to set technological direction for the Company. Prior to joining the Bank, Mr. Underwood served as General Manager of S1 Corporation, where he was responsible for the S1 Enterprise division. S1, since acquired by ACI Worldwide, Inc., built and deployed financial services systems such as online banking, payments and mobile solutions to over 3,000 financial institutions worldwide. Before S1, Mr. Underwood played a key role in launching the Americas division of Brokat Technologies AG, a global financial services software supplier based in Stuttgart, Germany. Acting as Chief Operating Officer, he was responsible for Retail and Wholesale Banking solutions for the Americas. Mr. Underwood came to Brokat as a principal of Transaction Software, which was acquired in May of 1999. A native of Miami, Florida, Mr. Underwood holds a Bachelor’s Degree of Science in Industrial Engineering from the Georgia Institute of Technology. Mr. Underwood’s experience in the technology sector, coupled with a talented approach to management and resource utilization, makes him well suited to serve as a member of our Board of Directors.

William L. Williams III. Mr. Williams is the Vice Chairman of our Board of Directors and one of the original founders of the Bank. He currently serves as Executive Vice President of the Company and the Bank. Prior to starting Live Oak Bank, Mr. Williams spent 19 years in corporate banking at Wachovia Bank & Trust Co. and worked for 14 years at Vine Street Financial doing SBA lending. Mr. Williams began his banking career in 1973 at Wachovia, where he worked with Wachovia Services, Inc, then Wachovia Regional Corporate Lending, calling on and lending to mid-market regional companies. In 1987, he relocated to Wilmington, North Carolina, where he managed the Wachovia Corporate Lending group for the three county area of Southeastern North Carolina. In 1992, he re-joined Mr. Mahan at Cardinal Bancshares as they began Vine Street Financial, a niche SBA lending division of Vine Street Trust Company. Mr. Williams held several positions within this group including President and Senior SBA lender. Through a series of mergers/acquisitions, Vine Street Financial became a division of BB&T, where Mr. Williams served as a senior SBA lender, resigning in May of 2007 to found Live Oak Bank’s predecessor. Mr. Williams graduated in 1973 from the University of North Carolina at Chapel Hill with a BS degree in Business Administration. Mr. Williams’ 40 years of corporate banking experience, including deep experience in the SBA lending sector and his involvement as a founder and organizer of our Company, make him uniquely qualified to serve as Vice Chairman of our Board of Directors.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors (the “Board”) has a chairman whose duties are described in our Bylaws, and it performs its oversight role through various committees. The Board may select any of its members as its Chairman, and has no formal policy as to whether our Chief Executive Officer will serve as Chairman or whether any other director, including a non-employee or independent director, may be elected to serve as Chairman. At present, the positions of Chairman and Chief Executive Officer are both held by James S. Mahan III. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because of his familiarity with the Company’s business and because he is the most capable of effectively identifying strategic opportunities and leading the execution of our business strategy. The Board has not appointed a lead independent director at this time.

Board’s Role in Risk Management

Risk is inherent in any business, and, as is the case with other management functions, our senior management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess our performance in that regard. As a result, the Board is actively involved in overseeing our risk management programs.

The Board administers its oversight function primarily through committees, which may be established as separate or joint committees of the boards of the Company and/or the Bank. Those committees include our Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board approves and periodically reviews the Bank’s operating policies and procedures.

We believe the Board’s involvement in our risk management results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe this committee activity enhances our Board’s effectiveness and leadership structure by providing opportunities for non-employee directors to become familiar with the Bank’s critical operations and actively involved in the Board’s oversight role with respect to risk management, as well as its other oversight functions.

Code of Ethics and Conflict of Interest Policy

The Board of Directors has adopted a Code of Ethics and Conflict of Interest Policy which applies to our directors and executive officers, and, among other things, is intended to promote:

•	honest and ethical conduct;

•	ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications we make;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the Code to the Audit and Risk Committee; and

•	accountability for adherence to the Code.

A copy of the Code of Ethics and Conflict of Interest Policy is posted in the investor relations section of the Company’s website at www.liveoakbank.com.

Director Independence

With the exception of Messrs. Lucht, Mahan, Underwood and Williams, each member of the Company’s Board of Directors is “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the Board considered certain transactions with directors for the provision of goods or services to the Company and the Bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director or nominee of a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation registered as an investment company under the Investment Company Act of 1940 with the exception of Mr. Pullins, who is a director of U.S. Physical Therapy, Inc., Houston, Texas, and Ms. Glossman who is a director of WMIH Corp., Seattle, Washington.

There are no family relationships among the Company’s directors and executive officers.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has the responsibility for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. The committee has formulated the following qualifications for director candidates:

•	having a basic knowledge of the banking industry, the financial regulatory system, and the laws and regulations that govern the operation of the Company;

•	a willingness to put the interests of the Company ahead of personal interests;

•	exercising independent judgment and actively participating in decision making;

•	having an inquiring and independent mind, practical wisdom, and sound judgment;

•	a willingness to avoid conflicts of interest;

•	having a background, knowledge, and experience in business or another discipline to facilitate oversight of the Bank;

•	a willingness and ability to commit the time necessary to prepare for and regularly attend Board and committee meetings; and

•	equity ownership in the Company.

The committee also considers diversity of experience in selecting candidates for director.

The Company’s Bylaws permit any shareholder of record to nominate candidates for director. Shareholders wishing to nominate a candidate for director must deliver a written nomination to our Corporate Secretary not less than 120 days prior to the meeting of shareholders at which time nominees will be considered for election to the Board of Directors. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee that if elected, such nominee would serve as a member of the Board of Directors.

Meetings of the Board of Directors

There were 12 meetings of the Board of Directors during 2016. All of our directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served during 2016. Although we do not have a formal written policy with respect to directors’ attendance at our annual meeting of shareholders, we generally encourage all directors to attend. All of our directors who were on the Board of Directors at that time attended the annual meeting of shareholders in May 2016.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has three permanent committees: the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter approved by the Board that sets out the committee’s duties and responsibilities. We believe that each member of these committees is an “independent director” as that term is defined by Nasdaq’s listing standards. Copies of the charters of each of these committees are posted in the investor relations section of the Company’s website at www.liveoakbank.com.

In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

Information about each of the permanent committees of the Board follows:

Audit and Risk Committee. The current members of the Audit and Risk Committee are Miltom E. Petty, Chair; William H. Cameron; Diane B. Glossman; and Howard K. Landis III. The Audit and Risk Committee met 13 times during 2016. The Audit and Risk Committee is responsible for the following, among other things:

•	selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s annual financial statements;

•	setting the compensation of, overseeing the work done by and terminating, if necessary, the Company’s independent auditors;

•
selecting, retaining, compensating, overseeing and terminating, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;

•	pre-approving all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms;

•	establishing policies and procedures for the pre-approval of permitted services by the Company’s independent auditors and other registered public accounting firms on an ongoing basis;

•
reviewing and discussing with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit;

•
reviewing and discussing with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management;

•
reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s processes, controls and procedures and any special audit steps adopted in light of any material control deficiencies;

•
reviewing and discussing with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes) and the form of audit opinion to be issued by the auditors on the financial statements;

•	selecting and retaining services of internal audit providers, if outsourced, and conducting annual performance reviews of in-house internal audit providers;

•	approving the Company’s risk management framework and periodically reviewing and evaluating the adequacy and effectiveness of such framework;

•
approving a statement or statements defining the Company’s risk appetite, monitoring the Company’s risk profile and providing input to management regarding the Company’s risk appetite and risk profile;

•
receiving from members of management, and other officers or employees as appropriate, periodic reports on, and reviews of, the Company’s risk management framework and risk management programs and their results;

•	discussing with management the Company’s major risk exposures and reviewing the steps management has taken to identify, monitor and control such exposures;

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

The Board of Directors has determined that Mr. Petty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee. The current members of the Compensation Committee are William H. Cameron, Chair; Diane B. Glossman; Glen F. Hoffsis; Howard K. Landis III; and Donald W. Jackson. The Compensation Committee met eight times during 2016. The Compensation Committee is responsible for the following, among other things:

•
reviewing and approving annually the corporate goals and objectives applicable to the compensation of the chief executive officer (“CEO”), evaluating at least annually the CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•	reviewing and approving the compensation of all other executive officers;

•
reviewing, approving and, when appropriate, recommending to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommending such plans for approval by the shareholders of the Company, which includes the ability to adopt, amend and terminate such plans;

•
administering the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;

•
reviewing, approving and, when appropriate, recommending to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans;

•
reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	reviewing and recommending to the Board for approval the frequency with which the Company will conduct shareholder advisory votes on executive compensation;

•
reviewing and approving the proposals regarding the shareholder advisory votes on executive compensation and the frequency of the shareholder advisory votes on executive compensation to be included in the Company’s proxy statement;

•	reviewing director compensation for service on the Board and Board committees at least once a year and recommending any changes to the Board;

•	reviewing and approving compensation disclosures required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K or proxy statement; and

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are William H. Cameron, Chair; Glen F. Hoffsis; and Donald W.

Jackson. The Nominating and Corporate Governance Committee met two times during 2016. The Nominating and Corporate Governance Committee is responsible for the following, among other things:

•	determining the qualifications, qualities, skills, and other expertise required to be a director and developing criteria to be considered in selecting nominees for director (the “Director Criteria”);

•	identifying and screening individuals qualified to become members of the Board, consistent with the Director Criteria;

•	recommending to the Board the nominees to be submitted to a shareholder vote at the annual meeting of shareholders;

•	if a vacancy on the Board occurs, identifying, selecting and recommending to the Board candidates to fill such vacancy either by election by shareholders or appointment by the Board;

•	developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;

•
reviewing and approving the disclosures regarding corporate governance, the operations of the Committee and director independence required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K or proxy statement; and

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate or as required by law or regulation.

Compensation Committee Interlocks and Insider Participation
None of the current members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serve, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of any entity that has one or more executive officers serving on our compensation committee or our Board of Directors.
Indebtedness of and Transactions with Management

The Company’s bank subsidiary, Live Oak Banking Company, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with persons not related to the lender, and do not involve more than the normal risk of collection or present other unfavorable features. Loans made by Live Oak Banking Company to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters.

DIRECTOR COMPENSATION

Board Fees. For 2016, each non-employee director was paid an annual retainer of $50,000. The chairman of the Audit and Risk Committee received an additional annual retainer of $36,000. The chairs of the Compensation Committee, the Nominating and Corporate Governance Committee and the Bank's Directors Loan Committee each received an additional annual retainer of $10,000.

2015 Omnibus Stock Incentive Plan. Our directors are eligible for awards under our 2015 Omnibus Stock Incentive Plan as amended and restated effective May 24, 2016 (the "2015 Omnibus Stock Incentive Plan"). The awards may be issued in the form of stock options, restricted stock, restricted stock units or stock appreciation rights. Each non-employee director received an award of restricted stock units on May 24, 2016, valued at $30,007. Information regarding the 2015 Omnibus Stock Incentive Plan can be found under the heading “2015 Omnibus Stock Incentive Plan” beginning on page 22.

The following table presents a summary of all compensation paid by the Company to its non-employee directors for their service during the year ended December 31, 2016. Directors of the Company who are also employees are not separately compensated for their service on the Board of Directors. No director received any non-qualified deferred compensation earnings in 2016.

Name of Director	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
William H. Cameron	$75,000	$30,007	--	--	--	$105,007
Diane B. Glossman	50,000	30,007	--	--	--	80,007
Glen F. Hoffsis	50,000	30,007	--	--	--	80,007
Donald W. Jackson (1)	50,000	30,007	--	--	--	80,007
Howard K. Landis, III	50,000	30,007	--	--	--	80,007
Miltom E. Petty	86,000	30,007	--	--	--	116,007
Jerald L. Pullins	50,833	30,007	--	--	--	80,840
____________

(1)	Dr. Jackson notified the Company on February 18, 2017, that he is retiring from the Board of Directors at the end of his current term and not running for reelection at the Annual Meeting.

(2)
Each non-employee director received an award of 1,892 restricted stock units (RSUs) with a grant date fair value of $30,007 on May 24, 2016. The RSUs vest one year from the date of grant. There were no other RSUs outstanding for any director as of December 31, 2016.

(3)
No options were awarded to non-employee directors in 2016. At December 31, 2016, each of Mr. Cameron, Ms. Glossman, Mr. Landis, Mr. Petty and Mr. Pullins had 30,000 options outstanding, of which 6,000 were exercisable. Dr. Hoffsis had 24,000 options outstanding, of which none were exercisable. Dr. Jackson had 30,000 options outstanding, of which 7,500 were exercisable.

Executive Officers

The following table sets forth certain information regarding the Company’s current executive officers.

Name	Age	Position	Business Experience
James S. Mahan III	65	Chief Executive Officer
Chairman of the Board and Chief Executive Officer of the Company and the Bank since inception.  Prior to Live Oak Bank, Mr. Mahan was the Chief Executive Officer and Chairman for S1 Corporation and founder of Security First Network Bank, the world’s first internet bank. Mr. Mahan also serves on nCino, Inc.’s board of directors

Neil L. Underwood	47	President
President of the Company and the Bank since 2011; Sales and Marketing Manager of the Company and the Bank from 2010 to 2011. Mr. Underwood helps to set technological direction for the Company. Prior to joining the Bank, Mr. Underwood served as General Manager of S1 Corporation, where he was responsible for the S1 Enterprise division.

David G. Lucht	60	Chief Lending Officer
Chief Lending Officer of the Company and the Bank since November 2015; beginning April 1, 2017, Mr. Lucht will serve as SVP, Risk Management leading the Company's implementation of an internal loan review function and assisting in risk management activities; Chief Risk Officer of the Company and the Bank from 2011 to November 2015; President of the Company and the Bank from 2008 to 2011. Before joining in 2007 as a founding member of the Bank’s predecessor, Mr. Lucht held executive positions with several different banking institutions, including Chief Credit Officer, Executive Vice President and Director for First Merit Bank.

William L. Williams III	65	Executive Vice President
Vice Chairman of the Company and the Bank since 2012; Executive Vice President since 2013. Before joining in 2007 as a founding member of the Bank’s predecessor, Mr. Williams held executive positions with several different banking institutions, including Wachovia Bank & Trust Co. and Vine Street Financial.

S. Brett Caines	38	Chief Financial Officer
Chief Financial Officer of the Company and the Bank since 2011; Finance Officer of the Bank and its predecessor from 2007-2011. Prior to joining in 2007, Mr. Caines was Production Engineer for INVISTA and Process Engineer for Shell Chemical Company.

Thomas A. Hill	45	Chief Information Officer
Chief Information Officer of the Company and the Bank since 2014. With more than 15 years of information technology and security experience, Mr. Hill has spent the majority of his career working in senior IT, Risk, and Security positions in technology and financial service institutions.

Gregory W. Seward	41	General Counsel
General Counsel of the Company and the Bank since October 2015. Prior to joining the Company, Mr. Seward spent the majority of his career as an attorney in the legal department of Capital One Financial Corporation, most recently as an executive leading a team of attorneys advising on a broad range of corporate and regulatory matters. Mr. Seward began his career as a corporate associate at Gibson Dunn & Crutcher LLP.

Name	Age	Position	Business Experience
Steven J. Smits	50	Chief Credit Officer
Chief Credit Officer of the Company and the Bank since February 2015; joined the Company and the Bank in 2012. Mr. Smits is the former Associate Administrator for the Office of Capital Access at the U.S. Small Business Administration (the “SBA”). While at the SBA, he was responsible for managing and overseeing the agency’s programs and operations designed to expand access to capital for America’s small businesses. This included managing the agency’s $100 billion small business loan portfolio. Mr. Smits also played a critical role in implementing many of the provisions in the JOBS Act that was signed into law by President Obama in September 2010.

J. Wesley Sutherland	46	Chief Accounting Officer
Chief Accounting Officer of the Company and the Bank since 2014. Prior to joining the Company, Mr. Sutherland was the founder and owner of an accounting and consulting firm, an audit partner in the financial institutions services group of the largest CPA firm based in the South and had served as the president of a $300 million mutual savings bank. Mr. Sutherland worked, earlier in his career, in the banking practices of two national accounting firms and served as a financial analyst for a Fortune 500 company.

Gregory B. Thompson	54	Chief Operating Officer
Chief Operating Officer of the Company and the Bank since January 2016; General Manager of eLending business unit from October 2015 to January 2016. Prior to joining in 2015, Mr. Thompson was Executive Vice President of Shared Services at Square 1 Bank, an entrepreneurial bank serving early stage small businesses and venture capital firms. Mr. Thompson owned a management consulting firm providing financial leadership, HR services and process improvement to banks across the Southeastern US. He served in numerous financial leadership and merger and acquisition roles during a 20-year stint at Wells Fargo and its predecessor banks. Mr. Thompson began his career as an auditor at Ernst & Whinney, CPA.

EXECUTIVE COMPENSATION AND OTHER MATTERS
The following summary compensation table shows all cash and non-cash compensation paid to or received or deferred by James S. Mahan III, Neil L. Underwood and Gregory B. Thompson, who we refer to as our “named executive officers,” for services rendered to us and the Bank in all capacities during the fiscal years ended December 31, 2016 and 2015. Compensation paid to our named executive officers consisted of cash salary, bonus, option awards, stock awards, non-equity incentive plan compensation paid in cash and other compensation as detailed in the footnotes provided. No named executive officer received any non-qualified deferred compensation earnings in 2016 or 2015.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

James S. Mahan III	2016	$510,600	--	--	--	$26,423	$267,616	$804,639
Chairman and Chief Executive Officer	2015	510,600	--	--	--	61,272	375,260	947,132

Neil L. Underwood	2016	700,174	--	--	$11,135,100	48,984	84,495	11,968,753
President	2015	424,200	--	--	--	50,904	60,481	535,585

Gregory B. Thompson *	2016	400,008	$20,000	--	897,000	27,934	47,926	1,392,868
Chief Operating Officer	2015	76,669	--	$873,000	--	9,121	7,949	966,739
____________
*    Mr. Thompson joined the Company in October 2015 and was promoted to Chief Operating Officer on January 6, 2016.

(1)	Bonus amount for Mr. Thompson represents a relocation bonus paid in 2016.

(2)
Amounts shown in this column represent the grant date fair value of option awards granted to the named executive officers, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the fair value of option awards are set forth in Note 11 to the Company’s audited consolidated financial statements as of December 31, 2016 and 2015. Additional information regarding outstanding option awards is provided under the heading “Outstanding Equity Awards at Fiscal Year-End” on page 24 of this Proxy Statement.

(3)
Amounts shown in this column for 2016 represent the grant date fair value of restricted stock units (RSUs) granted to the named executive officers in 2016, calculated in accordance with FASB ASC Topic 718. The grant date fair value for RSUs with a market price condition is calculated using the Monte Carlo Simulation method. The methodology used in calculating the fair value of RSUs is described in more detail in Note 11 to the Company’s audited consolidated financial statements as of December 31, 2016. Additional information regarding outstanding RSU awards is provided under the heading “Outstanding Equity Awards at Fiscal Year-End” on page 24 of this Proxy Statement.

(4)
Amounts shown in this column for 2016 represent payouts under the 2016 Profit Share Plan. The amount paid is based on the employee’s base salary and the plan’s profit share formula. See "2016 Profit Share Plan" on page 22 of this Proxy Statement.

(5)
Includes 401(k) matching contributions, contributions made to Health Savings Accounts, and the dollar value of insurance premiums paid on behalf of the named executive officers for group term life, health, dental and disability insurance. Also includes personal use of the Company aircraft by the named executives where applicable. For 2016, amounts for personal use of the Company’s aircraft were calculated using aggregate incremental cost to the Company (AIC) and are based on variable costs incurred including fuel, applicable fees, maintenance service, crew travel and other operating expenses. The value based on the AIC method is included in 2016 All Other Compensation for Messrs. Mahan and Underwood in the amounts of $229,686 and $50,492, respectively.

Employment Agreements

The Company’s executive officers serve at the discretion of the Board of Directors and are not party to employment agreements.
2016 Profit Share Plan

The 2016 Profit Share Plan provided the opportunity for eligible employees to receive a cash payment each quarter in 2016 based on the Bank’s ability to meet or exceed quarterly production goals for fully funding loans and on the Company's ability to meet or exceed quarterly budgeted operating earnings per share. Eligible employees for 2016 included substantially all of the Bank’s full-time employees. No quarterly bonus would exceed 3% of the employee’s annual base salary. In the event that the quarterly goals for fully funding loans and operating earnings per share were not met, the quarterly cash payment that was not paid out was eligible to be made up in subsequent quarters or at the end of the fiscal year. Eligible employees participating in the 2016 Profit Share Plan for the full year received approximately 7% of base salary for 2016.

2015 Omnibus Stock Incentive Plan

The shareholders of the Company approved the 2015 Omnibus Stock Incentive Plan, as amended and restated effective May 24, 2016, at the 2016 annual meeting of shareholders. The original 2015 Omnibus Stock Incentive Plan was approved by the shareholders of the Company at the 2015 annual meeting of shareholders. The 2015 Omnibus Stock Incentive Plan replaced the 2008 Incentive Stock Option Plan, the Restricted Stock Plan and the 2008 Nonstatutory Stock Option Plan (collectively, the “Prior Plans”). The aggregate number of shares of our voting common stock that may be issued pursuant to the 2015 Omnibus Stock Incentive Plan is 7,000,000, less such shares as are issued or subject to outstanding grants under the Prior Plans since the date of adoption of the 2015 Omnibus Stock Incentive Plan. The awards may be issued in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units or stock appreciation rights. As of December 31, 2016, there were a total of 6,485,177 shares of our voting common stock reserved for issuance in connection with outstanding awards under the 2015 Omnibus Stock Incentive Plan and the Prior Plans.

2008 Incentive Stock Option Plan

At the 2008 annual meeting of shareholders, the shareholders approved the adoption of the Live Oak Banking Company 2008 Incentive Stock Option Plan, or the 2008 Plan.

Options granted under the 2008 Plan were intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Under the Code, options are afforded favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company. The purpose of the 2008 Plan was to increase the performance incentive for employees of the Bank, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in the Company.

The 2008 Plan was adopted by the Board of Directors of the Company in connection with the reorganization of the Bank into the holding company form of organization on March 31, 2009. Upon adoption of the 2008 Plan by the Company, all outstanding options to purchase shares of the Bank were converted into options to purchase shares of the Company’s common stock. The 2008 Plan was replaced by the 2015 Omnibus Stock Incentive Plan, and no further grants of stock options will be made under the 2008 Plan.

Restricted Stock Plan

The Board of Directors previously adopted, and the shareholders previously approved, a restricted stock plan which provided for the grant of restricted common stock to eligible employees. Under the plan, the Company issued shares of its common stock to employees of the Bank. The transfer of these shares was restricted such that the employee could not transfer the shares until the shares vested and the transfer restrictions lapsed. The purpose of the plan was to encourage and motivate key employees to contribute to the successful performance of the Company and to promote the growth of the value of the Company’s common stock. The plan was also designed to provide participating employees with an ownership interest in the Company, align the interests of employees and shareholders and help to retain key employees.

This plan was replaced by the 2015 Omnibus Stock Incentive Plan, and no further shares of the Company’s common stock may be issued under the plan.

2008 Nonstatutory Stock Option Plan

At the 2008 annual meeting of shareholders, the shareholders approved the adoption of the Live Oak Banking Company 2008 Nonstatutory Stock Option Plan, or the 2008 Directors’ Plan.

Options granted under the 2008 Directors’ Plan do not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. The purpose of the 2008 Directors’ Plan is to encourage the continued participation of members of our board of directors, to align the interests of directors with those of shareholders and to facilitate the recruitment of new members of the board of directors as necessary or desirable.

The 2008 Directors’ Plan was adopted by our board of directors in connection with the reorganization of the Bank into the holding company form of organization on March 31, 2009. Upon adoption of the 2008 Directors’ Plan by the Company, all outstanding options to purchase shares of the Bank were converted into options to purchase shares of the Company’s common stock. The 2008 Directors’ Plan was replaced by the 2015 Omnibus Stock Incentive Plan, and no further grants of stock options will be made under the 2008 Directors’ Plan.

Outstanding Equity Awards at Fiscal Year-End

Mr. Mahan had no outstanding equity awards as of December 31, 2016. The following tables list the outstanding equity awards held by our other named executive officers as of December 31, 2016.

	Option Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date

Gregory B. Thompson	6,001	53,999 (1)	$ 14.55	November 19, 2025
____________

(1)
The shares subject to this option vest and become exercisable yearly in seven installments beginning on November 19, 2016, as follows: 10% of the shares subject to the option vest on each of November 19, 2016, 2017, 2018, 2019 and 2020; and 25% of the shares subject to the option vest on each of November 19, 2021 and 2022.

	Stock Awards
	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested*	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested*

Neil L. Underwood	435,000 (1)	$8,047,500	600,000 (2)	$11,100,000

Gregory B. Thompson	--	--	100,000 (3)	$1,850,000
____________

*	Market value based on the closing price of a share of the Company's voting common stock on the last trading day of 2016.

(1)
The vesting of these RSUs was subject to the Company achieving total revenue of at least $100 million for fiscal year 2016. The RSUs vested and the shares settled on January 31, 2017. Shares delivered under the award are subject to clawback in the event that Mr. Underwood voluntarily terminates his employment before December 31, 2020.

(2)
The vesting of these RSUs with a market price condition was subject to the Company achieving total revenue of at least $100 million for fiscal year 2016. In addition, in order for these RSUs to vest, the Company's voting common stock must attain a closing price equal to or greater than $34.00 per share for at least twenty consecutive trading days at any time prior to March 23, 2023.

(3)
The vesting of these RSUs with a market price condition is subject to the Company achieving total revenue of at least $100 million for the period from October 1, 2016, through September 30, 2017. In addition, in order for these RSUs to vest, the Company's voting common stock must attain a closing price equal to or greater than $34.00 per share for at least twenty consecutive trading days at any time prior to November 30, 2023.

Equity Compensation Plan Information

The following table sets forth additional information with respect to the Company’s equity compensation plans at December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2015 Omnibus Stock Incentive Plan and Prior Plans	6,485,177 (1)	$11.51 (2)	381,151
Employee Stock Purchase Plan (3)	--	--	243,338
Equity compensation plans not approved by security holders	--	--	--
Total	6,485,177	$11.51	624,489
____________

(1)
Includes 3,006,969 outstanding restricted stock units under the 2015 Omnibus Stock Incentive Plan. Also includes 1,706,342 shares to be issued upon exercise of outstanding options and stock awards under the Prior Plans.

(2)	Does not reflect restricted stock units because they have no exercise price.

(3)	Under this plan eligible employees are able to purchase available shares with post-tax dollars at a 15% discount to fair market value. There were no ESPP purchases during 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2016, to which we were or are a party in which:

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors or executive officers, any holder of 5% or more of our capital stock or any member of their immediately family had or will have a direct or indirect material interest.

nCino, Inc.

The Bank is currently party to a software service agreement with nCino.  In June 2014, the Company divested its ownership in nCino to shareholders in the form of a dividend.  At December 31, 2016, the Company owned none of the outstanding common stock of nCino, and directors and executive officers of the Company and their immediate family members collectively owned approximately 20.8% of nCino’s outstanding common stock on a fully diluted basis.  In addition, Mr. Mahan is a member of the board of directors of nCino.  In the opinion of management, the terms of the Bank’s software service agreement with nCino are no less favorable to the Bank than would be available from an independent third party software provider.  Total payments of approximately $1.0 million were paid to nCino by the Bank during the year ended December 31, 2016.  The term of the agreement expires in 2018.

Plexus Capital, LLC

As of December 31, 2016, the Bank had invested an aggregate of $675,000 in Plexus Fund II and Plexus Fund III, each of which are qualifying small business investment funds managed by Plexus Capital, LLC, a registered small business investment company based in Raleigh, North Carolina. The Bank has committed to invest an additional $325,000 in Plexus Fund II and III, upon capital call. In May 2016, the Bank committed to invest $2.5 million in Plexus Fund IV, with a total of $187,500 of that amount invested in Plexus Fund IV during 2016. Mr. Landis, a member of our board of directors, is a principal of Plexus Capital with an 18% ownership interest.

DefenseStorm, Inc.

The Company holds voting and non-voting equity in DefenseStorm, Inc., f/k/a Praesidio, Inc.  DefenseStorm provides a broad range of IT and cyber security solutions principally designed for financial institutions, including network and security monitoring solutions used by the Bank.  In June 2016, the Company invested an additional $1,000,000 as part of a capital raise conducted by DefenseStorm.  After the capital raise, the Company held approximately 8.9% of DefenseStorm on a fully diluted basis in the form of both voting and non-voting common equity, including approximately 4.6% voting control.  Directors and executive officers of the Company and their immediate family members collectively owned approximately 12.4% of DefenseStorm on a fully diluted basis.

Finxact LLC

In December 2016, the Company invested $2.75 million in Finxact LLC, a developer of core processing software and services for the banking industry. The Company holds approximately 18.8% of Finxact on a fully diluted basis in the form of both voting and non-voting equity, including approximately 14.1% voting control. Each of Messrs. Mahan and Underwood also invested in Finxact and collectively hold approximately 7.5% of Finxact on a fully diluted basis in the form of non-voting equity.

Immediate Family Members Employed by the Bank

The Bank employs several relatives of directors and executive officers, including three employees who were paid or earned compensation exceeding $120,000 in the aggregate during 2016. These employees also received benefits under certain employee benefit plans that are generally available to all similarly situated Bank employees. These family members are adults who do not share the home of the director or executive officer, and the related director or executive officer does not have an interest in the family member’s compensation.

William L. Williams IV, the son of William L. Williams III, received total cash compensation in 2016 of $146,861 and a restricted stock unit (“RSU”) award covering 15,000 shares. In order for the RSUs under this award to vest, the Company’s voting common stock must attain a closing price equal to or greater than $34.00 per share for at least twenty (20) consecutive trading days at any time prior to November 30, 2023. Angus McDonald, the son-in-law of William L. Williams III, received total cash compensation in 2016 of $269,967. Peter Underwood, the brother of Neil L. Underwood, received total cash compensation in 2016 of $372,114. The cash compensation received by these employees included salary as well as incentive compensation paid in accordance with the Company’s compensation practices for all Bank employees.

In March 2016, the Compensation Committee approved two RSU awards for Peter Underwood under the 2015 Omnibus Stock Incentive Plan. The vesting of RSUs under both awards was subject to the Company achieving total revenue of at least $100 million for fiscal year 2016. Under the terms of one award, Mr. Underwood was entitled to receive 72,500 shares of the Company’s voting common stock upon vesting of the RSUs. Those RSUs vested and the shares settled in January 2017. Shares delivered under the award are subject to clawback in the event that Mr. Underwood voluntarily terminates his employment before December 31, 2020. Under the terms of the second award, Mr. Underwood is entitled to receive 250,000 shares of the Company’s voting common stock upon vesting of the RSUs. In order for the RSUs under this award to vest, the Company’s voting common stock must attain a closing price equal to or greater than $34.00 per share for at least twenty (20) consecutive trading days at any time prior to March 23, 2023.

We regard each of the above team members as a highly educated, trained and competent team member, and we believe these employment relationships are beneficial to the Company and its shareholders.

Procedures for Approval of Related Person Transactions

Our Audit and Risk Committee, pursuant to its charter, is responsible for reviewing and approving any related person transaction. In the course of its review and approval of a related person transaction, the Audit and Risk Committee, among other things, considers, consistent with Item 404 of SEC Regulation S-K, the following:

•	the nature and amount of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	any other matters the Audit and Risk Committee deems appropriate.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS
The Audit and Risk Committee, pursuant to authority granted to it by the Board of Directors, has appointed the firm of Dixon Hughes Goodman LLP, independent registered public accountants, as the Company’s independent auditors for 2017. The Board of Directors has ratified and confirmed the appointment. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.
The Board of Directors is submitting this proposal to the vote of the shareholders as a matter of good corporate governance. If shareholders do not ratify the selection of Dixon Hughes Goodman LLP, the Audit and Risk Committee will reconsider, but might not change, their appointment.

The Company has paid Dixon Hughes Goodman LLP fees in connection with its assistance in the Company’s annual audit, review of the Company’s financial statements and certain other matters. The following table sets forth Dixon Hughes Goodman LLP fees in various categories during 2016 and 2015.

AUDIT FEES

Category	2016	2015
Audit Fees (1)	$196,696	$399,096
Audit-Related Fees (2)	10,433	4,743
Tax Fees (3)	--	--
All Other Fees	--	--
Total Fees Paid	$207,129	$403,839
____________

(1)
Includes fees paid or expected to be paid for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-Q, consents issued, reviews of registration statements, and reviews of various Form 8-Ks.

(2)	Includes fees paid for accounting consultations.

(3)	Includes fees paid for services relating to tax planning, preparation and compliance.

All services rendered by Dixon Hughes Goodman LLP during 2016 were subject to pre-approval by the Audit and Risk Committee. The Audit and Risk Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent auditors.  Under this policy, each year at the time it engages the independent auditor, the Audit and Risk Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services to be performed during the year.  All other permitted non-audit services are required to be pre-approved by the Audit and Risk Committee on an engagement-by-engagement basis. The Audit and Risk Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Company is compatible with maintaining independence of Dixon Hughes Goodman LLP. The Audit and Risk Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 RATIFYING DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2017.

Report of the Audit and Risk Committee

The Audit and Risk Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s internal audit program. The Audit and Risk Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit and Risk Committee has in place pre-approval policies and procedures that require an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2016, the Audit and Risk Committee reviewed and discussed the audited financial statements with management. The Audit and Risk Committee also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters that are required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit and Risk Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence in accordance with applicable standards of the PCAOB, and have discussed with Dixon Hughes Goodman LLP their independence.

Based on the review and discussions above, the Audit and Risk Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

This report is submitted by the Audit and Risk Committee:

William H. Cameron
Diane B. Glossman
Howard K. Landis, III
Miltom E. Petty

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.
PROPOSALS FOR 2018 ANNUAL MEETING

Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable North Carolina law and our Bylaws.

Under SEC Rule 14a-8, in order for a shareholder proposal to be included in our proxy solicitation materials for the 2018 annual meeting of shareholders, it must be delivered to our principal executive offices located at 1741 Tiburon Drive, Wilmington, North Carolina 28403 by December 1, 2017; provided, however, that if the date of the 2018 annual meeting is more than 30 days before or after May 9, 2018, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting.
Our Bylaws permit any shareholder of voting common stock to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination to our Corporate Secretary at least 120 days prior to the meeting at which directors will be elected. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee that, if elected, such nominee would serve as a member of the Board of Directors.

Management’s proxy holders for the 2018 annual meeting will have discretion to vote proxies given to them on any shareholder proposal of which the Company does not have notice on or before February 14, 2018.
INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this Proxy Statement and all shareholders will have the ability to access this Proxy Statement and other reports the Company has filed with the SEC, by visiting the investor relations section of our website, www.liveoakbank.com.
HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our Corporate Secretary at the Company’s offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403 or at (910) 790-5867. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, shareholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors; however, any shareholder may submit written communications to our Corporate Secretary at the Company’s offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and such communications will be forwarded to the Board of Directors as a group or to the individual director or directors addressed.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC is accessible free of charge in the investor relations section of our website at www.liveoakbank.com. The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2016. You can request a copy of our Annual Report on Form 10-K free of charge by contacting our Corporate Secretary, Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, North Carolina 28403.

LIVE OAK BANCSHARES, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E21598-P86731

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVE OAK BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. **Election of Directors**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William H. Cameron
02) Diane B. Glossman
03) Glen F. Hoffsis
04) Howard K. Landis III
05) David G. Lucht
06) James S. Mahan III
07) Miltom E. Petty
08) Jerald L. Pullins
09) Neil L. Underwood
10) William L. Williams III

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. **Ratification of Independent Auditors.** Proposal to ratify Dixon Hughes Goodman LLP as the Company's independent auditors for 2017.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E21599-P86731

REVOCABLE PROXY
LIVE OAK BANCSHARES, INC.
Annual Meeting of Shareholders
May 9, 2017 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints S. Brett Caines and Gregory W. Seward (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote, as designated on the reverse side of this appointment of proxy, all of the shares of voting common stock of Live Oak Bancshares, Inc. (the "Company") held of record by the undersigned on March 10, 2017, at the Annual Meeting of Shareholders of the Company to be held at the Live Oak Corporate Offices, 1741 Tiburon Drive, Wilmington, North Carolina, at 9:00 AM, Eastern Time on May 9, 2017, and at any adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side of this appointment of proxy. In the absence of any instruction, those shares may be voted "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter properly presented for action by shareholders at the Annual Meeting and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company's Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Continued and to be signed on reverse side

V.1.1